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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)      January 3, 2005

                                  CLARCOR INC.
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             (Exact name of registrant as specified in its charter)



           Delaware                    1-11024                36-0922490
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(State or other jurisdiction of    (Commission File          (IRS Employer
        incorporation)                 Number)            Identification Number)


            840 Crescent Centre Drive, Suite 600, Franklin, TN 37067
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               (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code 615-771-3100
                                                   -----------------------------


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         (Former name or former address, if changed since last report).



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b)under the
    Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(C)under the
    Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
          Appointment of Principal Officers

     5.02(b) On January 3, 2005, the Company was notified that two of the members of its Board of Directors, Mr. Keith Wandell and Ms. Roseann Stevens were resigning from the Board effective as of December 31, 2004. Mr. Wandell and Ms. Stevens stated that their other professional and personal responsibilities prevented them from continuing as members of the Board. Neither Mr. Wandell nor Ms. Stevens advised the Company, or any of its executive officers, that they had any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

         The Corporate Governance Committee of the Board will promptly initiate a search for candidates to replace Mr. Wandell and Ms. Stevens. It is expected that the vacancies on the Board caused by the resignation of Mr. Wandell and Ms. Stevens will be filled prior to the end of the Company's second fiscal quarter of 2005 and that the new directors will be independent as such term is defined in the listing standards adopted by the New York Stock Exchange.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CLARCOR INC.



                                       By  /s/ Norman E. Johnson
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                                       Norman E. Johnson, Chairman of the Board,
                                       President and Chief Executive Officer

Date: January 4, 2005